EXHIBIT 21

                         Subsidiaries of the Registrant


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HFB Financial Corporation

                                                           State or Other
                                                           Jurisdiction of      Percentage
Subsidiaries (1)                                           Incorporation        Ownership
----------------                                           -------------        ----------
Home Federal Bank, Federal Savings Bank                    United States           100%


Subsidiary of Home Federal Bank, Federal Savings Bank

Home Service Corporation                                   Kentucky                100%

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(1)   The assets,  liabilities  and operations of the subsidiary are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.